UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

JFrog Ltd.

(Exact name of Registrant as Specified in Its Charter)

Israel	001-39492	98-0680649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Caribbean Drive
Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 329-1540

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	FROG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2021, JFrog Ltd. (the “Company”), a company organized under the laws of the State of Israel, entered into a Share Purchase Agreement (“Purchase Agreement”) with Vdoo Connected Trust Ltd. (the “Target”), the Target shareholders, and the shareholder representative for the Target shareholders and certain other parties affiliated with the Target, in connection with the transactions contemplated by the Purchase Agreement, pursuant to which the Company agreed to acquire the Target through a combination of cash and share consideration. Under the terms of the Purchase Agreement, and subject to the satisfaction of customary closing conditions, the Company agreed to pay total consideration of $300 million, subject to price adjustments as set forth in the Purchase Agreement (the “Aggregate Consideration”) in exchange for all of the issued and outstanding equity of the Target (the “Acquisition”). The Company expects to complete the Acquisition (the “Closing”) in the third calendar quarter of 2021, at which time the Target will become a wholly-owned subsidiary of the Company.

The Aggregate Consideration consists of approximately $210 million of cash (the “Cash Consideration”) and approximately 1,934,235 shares of the Company’s ordinary shares (the “Share Consideration”), subject to adjustments of Aggregate Consideration as set forth in the Purchase Agreement. A portion of the Aggregate Consideration is subject to escrow mechanisms, whereby an amount equal to 10% of the Aggregate Consideration shall be held for a 15-month escrow period, subject to adjustment for certain indemnifiable events and circumstances as set forth in the Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, the Company will issue Share Consideration to the Target shareholders pursuant to the terms of the Purchase Agreement. The issuance of the Share Consideration will be made in reliance upon the exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Regulation S and Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On June 29, 2021, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by JFrog Ltd. dated June 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JFrog Ltd.

Date:	June 29, 2021	By:	/s/ Jacob Shulman
Jacob Shulman Chief Financial Officer